UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 6, 2011

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code:    (901) 753-3200

Registrant's Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 5, 2011, the Company held its Annual Meeting of Stockholders at which five proposals were voted upon.  The results of the vote are as follows:

Proposal 1 - Election of directors; the following persons were duly elected to serve, subject to the Company’s By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	For	Withheld	Broker Non-Votes

Alexander P. Federbush	33,619,373	385,917	1,805,772
Paul J. Flaherty	31,477,156	2,528,134	1,805,772
Gennaro J. Fulvio	31,964,091	2,041,199	1,805,772
Gary S. Gladstein	33,364,350	640,940	1,805,772
Scott J. Goldman	24,498,929	9,506,361	1,805,772
Terry Hermanson	31,964,166	2,041,124	1,805,772
Harvey L. Karp	32,798,842	1,206,448	1,805,772
Gregory L. Christopher	32,839,005	1,166,285	1,805,772

Proposal 2 – The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011:

For	Against	Abstain
35,100,580	698,189	12,293

Proposal 3 – The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
24,484,285	8,425,176	1,095,829	1,805,772

Proposal 4 – The Company’s stockholders approved an advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
25,451,729	267,668	7,128,786	1,157,107

Proposal 5 – The Company’s stockholders approved the adoption of the Company’s 2011 Annual Bonus Plan:

For	Against	Abstain	Broker Non-Votes
32,373,353	743,012	888,925	1,805,772

Item 8.01.  Other Events

On May 6, 2011 the Registrant issued a press release announcing that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock.  The dividend will be payable June 15, 2011, to shareholders of record on June 1, 2011. A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

          99.1   Press release, dated May 6, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Gary C. Wilkerson
Name:	Gary C. Wilkerson
Title:	Vice President, General Counsel and Secretary

Date: May 6, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 6, 2011.